UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        May 17, 2002

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12333	86-0385884
(Commission File Number)	(IRS Employer Identification No.)

4435 Eastgate Mall, 3rd Floor, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-7000
Registrant's Telephone Number, Including Area Code

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

On May 17, 2002, Ernst & Young LLP was appointed as the independent auditor for Iomega’s Retirement and Investment Savings Plan (“the Plan”) for the 2001 plan year, replacing Arthur Andersen LLP (“Arthur Andersen”).

Arthur Andersen has issued unqualified or “clean” opinions for the years ended December 31, 2000 and 1999.

For the years ended December 31, 2000, and 1999 and through May 17, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Arthur Andersen audited the Plan from its Salt Lake City Office. In May of 2002, that office was closed down, thus there are no remaining members of the audit team that once audited the Plan to review this 8-K and to furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant as required by Item 304(a)(3) of Regulation S-K.

During the years ended December 31, 2000 and 1999 and through May 17, 2002 (the date Ernst & Young LLP was appointed), the Plan (or those responsible for the Plan’s accounting and reporting) did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 05/23/02	IOMEGA CORPORATION (Registrant) /s/ Barry Zwarenstein Barry Zwarenstein Vice President, Finance and Chief Financial Officer